UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019 (October 8, 2019)

THE PECK COMPANY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4050 Williston Road, #511 South Burlington, Vermont	05403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 658-3378

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PECK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On October 8, 2019, upon receiving approval from the audit committee of the board of directors (the “Audit Committee”) of The Peck Company Holdings, Inc. (the “Company”), the Company dismissed CohnReznick LLP (“CohnReznick”) as the Company’s independent registered public accounting firm, effective immediately. In addition, on October 8, 2019, upon receiving approval from the audit committee of the board of directors of Peck Electric Co., the Company’s wholly owned subsidiary (“Peck Electric”), Peck Electric dismissed McSoley McCoy & Co. (“McSoley”) as Peck Electric’s independent registered public accounting firm, effective immediately. Prior to the Company’s business combination with Peck Electric, McSoley served as Peck Electric’s independent auditor.

The reports of each of CohnReznick and McSoley on the Company’s and Peck Electric’s respective consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the going concern explanatory paragraph included by CohnReznick in its report for the financial statements of Jensyn Acquisition Corp., the Company’s former name, for the fiscal years ended December 31, 2018 and 2017. CohnReznick was not engaged by the Company and did not perform a quarterly review of the Company for the Company’s fiscal quarter ended June 30, 2019. McSoley assisted the Company with the preparation and filing of the Company’s Quarterly Report on Form 10-Q for the Company’s fiscal quarter ended June 30, 2019.

During the fiscal years of each of the Company and Peck Electric ended December 31, 2018 and 2017, respectively, and during the subsequent interim periods through the dates of dismissal of CohnReznick and McSoley by the Company and Peck Electric, respectively, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with CohnReznick or McSoley, as applicable, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of CohnReznick or McSoley, as applicable, would have caused CohnReznick or McSoley to make reference thereto in their respective reports on the financial statements for such years. During the fiscal years of each of the Company and Peck Electric ended December 31, 2018 and 2017, respectively, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company and Peck Electric provided each of CohnReznick and McSoley with a copy of the disclosure made herein in response to Item 304(a) of Regulation S-K, and requested that CohnReznick and McSoley furnish the Company and Peck Electric, as applicable, with a copy of their respective letters addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not CohnReznick and McSoley each agrees with the statements related to them made by the Company in this Current Report on Form 8-K (this “Form 8-K”). A copy of CohnReznick’s letter to the SEC, dated October 15, 2019, is attached as Exhibit 16.1 to this Form 8-K and a copy of McSoley’s letter to the SEC, dated October 15, 2019, is attached as Exhibit 16.2 to this Form 8-K.

(b) Newly Engaged Independent Registered Public Accounting Firm

On October 8, 2019, the Audit Committee approved the appointment of Marcum LLP (“Marcum”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services on the Company and its subsidiaries for the Company’s fiscal year ending December 31, 2019. During the Company’s fiscal years ended December 31, 2018 and 2017, neither the Company, nor anyone on its behalf, consulted Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Marcum that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from CohnReznick LLP to the U.S. Securities and Exchange Commission, dated October 15, 2019.
16.2	Letter from McSoley McCoy & Co. to the U.S. Securities and Exchange Commission, dated October 15, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2019

The Peck Company Holdings, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer